EXHIBIT 10.2

SECOND AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

OF

JAMES F. VERHEY

This Second Amendment to the Employment Agreement of JAMES F. VERHEY (“Amendment”) is made and entered into effective May 11, 2011, by and between JAMES F. VERHEY (“Employee”) and BUSINESS STAFFING, INC. (the “Company”).

RECITALS

A. Employee is currently employed by the Company pursuant to that certain Employment Agreement by and between the Company and Employee dated effective January 1, 2007, which agreement was amended by that Frist Amendment to the Employment Agreement of Employee dated November 4, 2009 (collectively the “Employment Agreement”).

B. Employee and the Company desire to further amend the Employment Agreement my amending by this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

1. ADDITION OF A NEW PARAGRAPH 20. A new Paragraph 20 is hereby added to the Employment Agreement which shall read as follows:

20. CHANGE OF CONTROL. Upon a “Change in Control” in Kaiser, Employee shall fully vest in the payments and benefits due him under Paragraph 7 and the Company shall bill Kaiser and Kaiser shall immediately pay to the Company the undiscounted amount necessary to fully pay when due and payable all payments and benefits that potentially would be required to be made under Paragraph 7 hereof if the Employee were to be terminated without cause. The term “Change in Control” as used in this Agreement shall mean (i) the approval of any plan or proposal by the unitholders of Kaiser as required by the Kaiser’s operating agreement to dissolve and liquidate Kaiser Ventures unless its business is to be continued without any material change by an Excluded Person (as defined below); (ii) the consummation of the sale, conveyance or other disposition of all or substantially all the assets of Kaiser (in one or a series of transactions to one or more persons) other than to an Excluded Person; (iii) the consummation of a reorganization, merger, share exchange or consolidation other than with an Excluded Person (or other than where the Excluded Person is the surviving entity); (iv) any person becomes an Acquiring Person except as the result of (A) an acquisition of voting securities of Kaiser by Kaiser or (B) an acquisition of voting securities of Kaiser as authorized by the Board of Managers of Kaiser; and/or (iv) the date on which there is a change in the majority of the members of the Board of Managers of Kaiser over a rolling twenty-four month period without the affirmative approval of the majority of Managers of Kaiser at the commencement of the applicable twenty-four month period. For purposes of this definition of Change of Control, the following terms will have the following meanings:

(1) “Acquiring Person” means any person or group other than an Excluded Person who or which, alone or together with all affiliates of the Acquiring Person, is the beneficial owner of 50% or more of the voting securities of Kaiser.

(2) “affiliate” means, with respect to any specified person, any other person controlling or controlled by, or under common control with, such specified person.

(3) “Excluded Person” means any corporation or other entity of which at least 50% of the voting securities are beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the voting securities of Kaiser immediately prior to the relevant transaction.

(4) “group” has the meaning given in Section 13(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

(5) “person” shall be as defined in Section 13 (h)(8)(E) of the Exchange Act.

2. RATIFICATION OF EMPLOYMENT AGREEMENT AS AMENDED. The Employment Agreement is not amended in any other respect except as expressly provided herein, and the Employment Agreement as amended by this Amendment is hereby ratified and approved in all respects.

3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement to be effective as of the day and year first written above no withstanding the actual date of signature.

“EMPLOYEE”		“THE COMPANY”
JAMES F. VERHEY		BUSINESS STAFFING, INC.

/s/ James F. Verhey	By:	/s/ Richard E. Stoddard
James F. Verhey		Richard E. Stoddard
President

CONSENT OF HUMAN RELATIONS COMMITTEE AND UNCONDITIONAL GUARANTY

OF

KAISER VENTURES LLC

TO

AMENDED EMPLOYMENT AGREEMENT OF RICHARD E. STODDARD

The Human Relations Committee of Kaiser Ventures LLC (“Kaiser”) hereby consents to the employment agreement between Business Staffing, Inc. (the “Company”) and Richard E. Stoddard dated effective January 1, 2007, and as amended through this date (the “Amended Employment Agreement”) and the payment of all sums that may be required of Kaiser to reimburse the Company under the terms of the Amended and Restated Administrative Services Agreement between the Company and Kaiser dated as of December 31, 2010, as it may be further amended. Additionally, Kaiser Ventures LLC hereby directly and unconditionally guarantees to Richard E. Stoddard the prompt and complete payment of all amounts and benefits due him under the terms of his Amended Employment Agreement including the payment of all sums Kaiser is required to reimburse the Company related to his employment under the terms of the Amended and Restated Administrative Services Agreement as it may be further amended.

KAISER VENTURES LLC
HUMAN RELATIONS COMMITTEE

Date: May 11, 2011	By:	/s/ Ronald E. Bitonti
Ronald E. Bitonti, Committee Member

Date: May 11, 2011	By:	/s/ Gerald A. Fawcett
Gerald A. Fawcett, Committee Member

KAISER VENTURES LLC

Date: May 11, 2011	By:	/s/ Richard E. Stoddard
Richard E. Stoddard
President and CEO

3